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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 16, 2004, in the Registration Statement (Form S-1) and related Prospectus of Jazz Semiconductor, Inc. for the registration of shares of its common stock.

                      /s/ Ernst & Young LLP

Orange County, California
January 19, 2004

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Consent of Ernst & Young LLP, Independent Auditors